UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events
Item 8.01	Other Events

On January 16, 2014, Horizon Technology Finance Corporation (the “Company”) announced that (i) due to the fact that February 17, 2014 is a bank holiday, the Company shall pay the $0.115 per share previously announced to be paid on February 17, 2014, on February 14, 2014 and (ii) because each of the previously declared record dates for the February 14, 2014 and the March 17, 2014 dividend payments fall on a NASDAQ holiday, the dividends payable on February 14, 2014 shall be payable to shareholders of record effective on January 17, 2014 and the dividends payable on March 17, 2014 shall be payable to shareholders of record effective on February 14, 2014. The previously announced ex-dividend dates remain the same. Set forth in the table below are the correct dates for all of the monthly dividends declared on November 1, 2013.

Ex-Dividend Date	Record Date	Effective Record Date	Payment Date	Amount Per Share
December 12, 2013	December 16, 2013	December 16, 2013	January 15, 2014	$0.115
January 15, 2014	January 20, 2014	January 17, 2014	February 14, 2014	$0.115
February 12, 2014	February 17, 2014	February 14, 2014	March 17, 2014	$0.115
	Total Declared and to be Paid:			$0.345

A copy of the press release announcing such earlier payment date and effective record dates is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release of the Company dated January 16, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2014	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company dated January 16, 2014

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